EXHIBIT 10.1

INCENTIVE STOCK OPTION

Granted by

Novelos Therapeutics, Inc. (the “Company”)

Under the 2006 Stock Incentive Plan

This Option is and shall be subject in every respect to the provisions of the Company’s 2006 Stock Incentive Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.

1.	Name of Holder:

2.	Date of Grant:

3.	Maximum number of shares for which this Option is exercisable:

4.	Exercise (purchase) price per share:

5.	Payment method:

a personal, certified or bank check or postal money order payable to the order of the Company for an amount equal to the exercise price of the shares being purchased; or

with the consent of the Company, any of the other methods set forth in the Plan.

6.	Expiration Date of Option:

7.
Vesting Schedule: This Option shall become exercisable for 1/3 of the maximum number of shares granted on the first anniversary of the Date of Grant, and shall become exercisable for an additional 1/3 on the last day of each year thereafter; so that the Option shall be fully vested on the third anniversary of the Date of Grant. All vesting shall cease upon the date of termination of employment.

Notwithstanding the foregoing, the vesting of this Option shall accelerate with respect to all of the then unvested shares upon a Termination Event.

As used herein, a “Termination Event” shall mean either of the following events, but only if such event occurs within one year of a “Change of Control” (as defined in the Plan):

(i) termination by the Company of the Holder’s employment with the Company for any reason other than for “Cause,” as defined in the Plan; or

(ii) the Holder’s resignation as an employee of the Company, other than for reasons of Disability (as defined in the Plan), following (x) a significant reduction in the nature or scope of the Holder’s duties, responsibilities, authority or powers, from the duties, responsibilities, authority or powers exercised by the Holder immediately prior to the Change of Control, or (y) a reduction in the Holder’s annual base salary or benefits as in effect on the date of the Change of Control, except for across-the-board salary or benefits reductions affecting all similarly situated personnel of the Company, or (z) a transfer of the Holder from the office of the Company where he is based immediately before the Change of Control to an office more than twenty-five (25) miles away from such office (unless the distance the employee has to travel to work is actually shortened as a result of such transfer).

For purposes of this Section 7, “Company” shall include any surviving entity, in the case of a merger or acquisition in which the Company is not the surviving entity.

8.	Termination of Employment. This Option shall terminate on the earliest to occur of:

(i)	the date of expiration thereof;

(ii)	immediately upon termination of the Holder’s employment with the Company by the Company for Cause (as defined in the Plan);

(iii)	thirty (30) days after the date of voluntary termination of employment by the Holder (other than upon death ,or for Disability or Normal Retirement, each as defined in the Plan);

(iv)
ninety (90) days after the date of involuntary termination of the Holder’s employment by the Company without Cause (as defined in the Plan), or termination of the Holder’s employment with the Company by reason of Disability or Normal Retirement (each as defined in the Plan); or

(v)	180 days after the date of termination of the Holder’s employment with the Company by reason of death.

9.
Lock-Up Agreement. The Holder agrees for a period of up to 180 days from the effective date of any registration of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), upon request of the Company or underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of this Option, without the prior written consent of the Company and such underwriters.

10.
Incentive Stock Option; Disqualifying Disposition. Although this Option is intended to qualify as an incentive stock option under the Internal Revenue Code of 1986 (the “Code”), the Company makes no representation as to the tax treatment upon exercise of this Option or sale or other disposition of the shares covered by this Option, and the Holder is advised to consult a personal tax advisor. Upon a Disqualifying Disposition of shares received upon exercise of this Option, the Holder will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Option. A “Disqualifying Disposition” shall have the meaning specified in Section 421(b) of the Code; as of the date of grant of this Option a Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) the second anniversary of the date of grant of this Option and (b) the first anniversary of the date on which the Holder acquired such shares by exercising this Option, provided that such holding period requirements terminate upon the death of the Holder. The Holder shall notify the Company in writing immediately upon making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option, and shall provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition.

11.
Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, One Gateway Center, Suite 504, Newton, Massachusetts, 02458, attention of the president, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option to be executed, as of the Date of Grant.

NOVELOS THERAPEUTICS, INC.

By: ___________________________

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Option , and agrees to the terms of this Option and the Plan.

______________________________
Holder